Exhibit 99.1

Press Release	Source: Element 21 Golf Co.

Element 21 Announces Record Fiscal Third Quarter Results

Quarterly Revenue Increases 121% Sequentially; Company Reports Fifth Consecutive Quarter of Sequential Revenue Growth

TORONTO--(MARKET WIRE)—May 19, 2008 -- Element 21 Golf Company (OTC BB:ETGF ) (Frankfurt:BJQ.F) the leading manufacturer of advanced Scandium Alloy golf and fishing equipment, announced today record fiscal third quarter revenue for the period ended March 31, 2008. The Company reported net revenue of $565,630, an increase of 533% compared to net revenue of $89,325 for the year earlier period. Revenue increased 121% compared to the Company’s fiscal second quarter. The fiscal third quarter results represent the fifth consecutive quarterly sequential increase in revenue. Revenue increased as a result of growing sales of golf and fishing equipment.
For the nine months ended March 31, 2008, the Company had net revenue of $952,562, an increase of 723% compared to the prior year in which the Company had net revenue of $115,636.

“Our results reflect the growing penetration and acceptance of our unique technology by the golf and fishing industries, designed to enhance the competitiveness of golfers and improve the performance of fishermen,” said Nataliya Hearn, President and CEO of Element 21. “We expect the momentum in our business to continue as a result of new distribution relationships such the recently announced deal with Kanata Shaft Co. and the expansion of our marketing initiatives for the highly-acclaimed Salt Water Carrot Stix™ series for the fishing market.”

The Company recently entered into a three-year exclusive distribution deal for North America with Kanata Shaft in which Kanata has agreed to purchase for distribution a minimum of $4.24 million of the Company’s golfing equipment.

About Element 21 Golf Company:

Element 21 Golf Company develops and markets award winning golf and fishing products made from the Company's next-generation, proprietary Scandium Alloys. Element 21's high performance products deliver dramatic improvements in distance, consistency, accuracy and feel over the most popular products in the US$5.5 billion golf and the US$48 billion international fishing markets.

Originally developed for advanced aeronautics in jet fighters including the MiG, Element 21's patented Scandium Alloys provides the highest strength-to weight ratio of any material currently used in sports -- 25% improvement over Titanium, 40% improvement over Graphite/Epoxy, 52% improvement over Aluminum, 70% improvement over Steel. They also provide unique vibration dampening properties resulting in products with unprecedented feel over competing materials.

Element 21 Golf Company has recently expanded its product line to include fishing equipment that has quickly secured international recognition by winning several top honors at the 2007 ICAST, the world's largest sports fishing trade show.

Forward-Looking Statements.

Statements in this release, other than statements of historical fact, may be regarded, in certain instances, as "forward-looking statements" pursuant to Section 27A of the Securities Act of 1933 and Section 21B of the Securities Exchange Act of 1934, respectively. "Forward-looking statements" are based on expectations, estimates and projections at the time the statements are made, and involve risks and uncertainties which could cause actual results or events to differ materially from those currently anticipated, including but not limited to delays, difficulties, changed strategies, or unanticipated factors or circumstances affecting e21 and its business. A number of these risks and uncertainties are described in e21's periodic reports filed with Securities and Exchange Commission. There can be no assurance that such forward-looking statements will ever prove to be accurate and readers should not place undue reliance on any such forward-looking statements contained herein, which speak only as of the date hereof. Element 21 undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Company Contacts:
    Investor Relations
    CEOcast, Inc.
    Dan Schustack, 212-732-4300
    dschustack@ceocast.com

        Sales (no investor related calls please)
        Element 21 Golf Company
        1-888-365-2121 ext 106
        sales@e21golf.com
        http://www.e21Golf.com

        Media members interested in testing shafts or receiving e21 products for editorial review can contact:
        The Media Group
        Joe Wieczorek or Bart Henyan
        1-847-956-9090
        joe@themediagroupinc.com
        bart@themediagroupinc.com

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Source: Element 21 Golf Co.